UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 30, 2011

Penske Automotive Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-12297	22-3086739
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2555 Telegraph Road, Bloomfield Hills, Michigan		48302
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	248-648-2500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On September 30, 2011, we amended our credit agreement with Mercedes-Benz Financial Services USA LLC and Toyota Motor Credit Corporation (the "U.S. Credit Agreement") which provided for up to $300 million of revolving loans for working capital, acquisitions, capital expenditures, investments and for other general corporate purposes, a non-amortizing term loan with a balance of $134 million and for an additional $10 million of availability for letters of credit through September 30, 2014 to, among other things, increase the revolving loan availability to up to $375 million and to reduce the rate for collateralized revolving loan borrowings from London Interbank Offer Rate ("LIBOR") plus 2.75% to LIBOR plus 2.50%. These changes are further described in the amendment to the U.S. Credit Agreement, which is filed as Exhibit 4.1 to this Form 8-K and incorporated herein by reference. We purchase motor vehicles from Daimler AG and Toyota Motor Corporation, affiliates of the respective lenders under the U.S. Credit Agreement, for sale at certain of our dealerships. The lenders also provide us with "floor-plan" financing and consumer financing.

Item 7.01 Regulation FD Disclosure.

The information in Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit 4.1 Fourth Amendment dated September 30, 2011 to the Third Amended and Restated Credit Agreement dated September 30, 2008 by and among us, Mercedes-Benz Financial Services USA LLC and Toyota Motor Credit Corporation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Penske Automotive Group, Inc.

September 30, 2011	By:	/s/ Shane M. Spradlin

Name: Shane M. Spradlin
Title: Executive Vice President

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Exhibit Index

Exhibit No.	Description

4.1	Exhibit 4.1 Fourth Amendment dated September 30, 2011 to the Third Amended and Restated Credit Agreement dated September 30, 2008 by and among us, Mercedes-Benz Financial Services USA LLC and Toyota Motor Credit Corporation.